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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2002

WASHINGTON GROUP INTERNATIONAL, INC.

Commission File Number 1-12054

A Delaware corporation

IRS Employer Identification No. 33-0565601

720 PARK BOULEVARD, BOISE, IDAHO 83729

208/386-5000

Item 5. Other Matters.

        On May 21, 2002, members of Washington Group International, Inc.'s senior management team appeared at the Credit Suisse First Boston Engineering and Construction Conference 2002 in New York. The Company's presentation covered an overview of Washington Group's business and market outlook for 2002 and beyond. A copy of the presentation materials is available on the Investor Relations section of the Company's website at www.wgint.com. Neither the presentation materials nor any other information from Washington Group's website is incorporated into, or is a part of, this current report.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.
By:	/s/ CRAIG G. TAYLOR Craig G. Taylor Secretary

May 21, 2002

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  Item 5. Other Matters.
Signature